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                                   EXHIBIT 21


                    SUBSIDIARIES OF THE REGISTRANT (1)(2)(3)

      The subsidiary companies of The Goodyear Tire & Rubber Company at March 5, 1998, and the places of incorporation or organization thereof, are:

                                                                                 PLACE OF
                                                                               INCORPORATION
                NAME OF SUBSIDIARY                                            OR ORGANIZATION
               ---------------------                                        ------------------
All American Pipeline Company                                             Texas
Belt Concepts of America, Inc.                                            Delaware
Brad Ragan, Inc                                                           North Carolina
Celeron Corporation                                                       Delaware
Celeron Gathering Corporation                                             Delaware
Celeron Trading & Transportation Company                                  Delaware
Cosmoflex, Inc.                                                           Delaware
Divested Atomic Corporation                                               Delaware
Divested Companies Holding Company                                        Delaware
Divested Litchfield Park Properties, Inc.                                 Arizona
The Kelly-Springfield Tire Corporation                                    Delaware
Goodyear International Corporation                                        Delaware
The Goodyear Rubber Plantations Company                                   Ohio
Goodyear Western Hemisphere Corporation                                   Delaware
Murphy's Inc., Sales and Service                                          California
Wingfoot Corporation                                                      Delaware
Wingfoot Ventures Seven Inc.                                              Delaware
Wingfoot Ventures Eight Inc.                                              Delaware
Wingfoot Ventures Nine Inc.                                               Delaware
Wingfoot Ventures Ten Inc.                                                Delaware


Compania Anonima Goodyear de Venezuela                                    Venezuela
Compania Goodyear del Peru, S.A.                                          Peru
Compania Hulera Goodyear--Oxo, S.A. de C.V.                               Mexico
Contred (Proprietary) Limited                                             South Africa
Corporacion Industriales Mercurio, S.A. de C.V.                           Mexico
Dakia Partners AB                                                         Sweden
Deutsche Goodyear GmbH                                                    Germany
Deutsche Goodyear Holdings GmbH                                           Germany
Goodyear Australia Limited                                                Australia
Goodyear Canada Inc.                                                      Canada
Goodyear Chemicals Europe S.A.                                            France
Goodyear Dalian Ltd.                                                      People's Republic of China
Goodyear de Chile S.A.I.C.                                                Chile
Goodyear de Colombia S.A.                                                 Colombia
Goodyear do Brasil Produtos de Borracha Ltda                              Brazil
Goodyear Broker's Limited                                                 Bermuda
Goodyear Espanola S.A.                                                    Spain
Goodyear Export, S.A.                                                     Bermuda
Goodyear Export Sales Corporation                                         Barbados
Goodyear France (Pneumatiques) S.A.                                       France
Goodyear Finance Holding S.A.                                             Luxembourg
Goodyear Great Britain Limited                                            England
Goodyear Hellas S.A.I.C.                                                  Greece
Goodyear Holding Co.                                                      Venezuela


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
                                                                                 PLACE OF
                                                                               INCORPORATION
                NAME OF SUBSIDIARY                                            OR ORGANIZATION
               ---------------------                                        ------------------
Goodyear India Limited                                                    India
Goodyear Italiana S.p.A.                                                  Italy
Goodyear Jamaica Limited                                                  Jamaica
Goodyear Lastikleri Turk Anonim Sirketi                                   Turkey
Goodyear Malaysia Berhad                                                  Malaysia
Goodyear Maroc S.A.                                                       Morocco
Goodyear (Nederland) B.V.                                                 Netherlands
Goodyear New Zealand, Ltd.                                                New Zealand
The Goodyear Orient Company Pte Limited                                   Singapore
Goodyear Portuguesa, Limited                                              Portugal
Goodyear Philippines Inc.                                                 Philippines
Goodyear Qingdao Engineered Elastomers Company Ltd.                       People's Republic of China
Goodyear S.A.                                                             France
Goodyear S.A.                                                             Luxembourg
Goodyear Singapore Pte Limited                                            Singapore
Goodyear South Africa (Proprietary) Limited                               South Africa
Goodyear (Suisse), S.A.                                                   Switzerland
Goodyear Taiwan Limited                                                   Republic of China
Goodyear (Thailand) Limited                                               Thailand
Goodyear Zimbabwe (Private) Limited                                       Zimbabwe
Gran Industria de Neumaticos Centroamericana, S.A.                        Guatemala
Granford Manufacturing, Inc.                                              Canada
Gummiwerke Fulda GmbH                                                     Germany
Neumaticos Goodyear S.A.                                                  Argentina
Nippon Goodyear Kabushiki Kaisha                                          Japan
Philippine Rubber Project Company, Inc.                                   Philippines
P.T. Goodyear Indonesia                                                   Indonesia
P.T. Goodyear Sumatra Plantations                                         Indonesia
S.A. Goodyear N.V.                                                        Belgium
Svenska Goodyear Aktiebolag                                               Sweden
TC Debica S.A.                                                            Poland
Tredcor (Proprietary) Limited                                             South Africa
Wingfoot Insurance Company Limited                                        Bermuda

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(1)  Each of the 77 subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2) Each of the 77 subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that in respect of each of the following subsidiaries Registrant owns the indicated percentage of such subsidiary's equity capital: Brad Ragan, Inc. 74.5%; Compania Goodyear del Peru S.A., 78%; Goodyear Dalian Ltd., 75%; Goodyear India Limited, 74.0%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri Turk Anonim Sirketi, 57.4%; Goodyear Malaysia Berhad, 51%; Goodyear Maroc S.A., 55%; Goodyear Qingdao Engineered Elastomers Company Ltd., 60%; Goodyear Taiwan Limited, 75.5%; Goodyear (Thailand) Limited, 63.1%; Gran Industria de Neumaticos Centroamericana, S.A., 75.8%; P.T. Goodyear Indonesia, 85%; Goodyear Philippines Inc., 69%; and TC Debica S.A., 50.8%.

(3) In accordance with paragraph (ii) of Part 22 of Item 601(b) of Regulation S-K, the names of approximately 95 subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in the applicable regulations.


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